Exhibit 99.1

IMMEDIATE RELEASE

Contact:	Linda Pitt
GAJ Services Inc.
TEL: 859-291-1005
lpitt@gajservices.com

FIRST AVENUE NETWORKS CLOSES ACQUISITION OF TELIGENT ASSETS

CHARLOTTESVILLE, Va., January 18, 2005 - First Avenue Networks, Inc. (OTC-BB: FRNS), a leading provider of fixed wireless solutions, today announced that it completed the acquisition of substantially all of the assets and fixed broadband wireless operations of Teligent, Inc.

First Avenue issued approximately 25.2 million common shares and warrants to purchase an additional 2.5 million common shares, or approximately 39% of its fully diluted shares, at the close of the transaction.

This acquisition supports First Avenue’s growth initiatives, which focus on serving telecom network segments where high capacity fixed wireless offers a demonstrable competitive advantage. The company acquired 24 GHz spectrum licenses, radio assets and fixed wireless operations from Teligent, including an operational cellular backhaul network in New York City with over 65 links. First Avenue plans to continue to operate wireless links for mobile traffic backhaul, metropolitan transport and fiber extensions to bridge critical network gaps.

“This transaction represents a significant milestone for First Avenue Networks and the fixed wireless industry,” said Dean Johnson, president and CEO, First Avenue Networks. “We believe our combined spectrum assets, operations portfolio and strategic partnerships put First Avenue Networks in a very favorable market position.”

First Avenue now holds approximately 600 MHz of spectrum at 24 GHz and 39 GHz in the top 75 U.S. markets. Ubiquitous national coverage, additional spectrum depth in the largest metropolitan areas and the complementary characteristics of its licenses distinguish First Avenue as having the premier collection of millimeter wave spectrum assets.

About First Avenue Networks

First Avenue Networks (OTC-BB: FRNS), a leading provider of high capacity fixed wireless solutions, facilitates the rapid deployment to portions of the telecom network where fixed wireless offers a

First Avenue Completes Acquisition of Teligent Assets - 2

demonstrable competitive advantage. Available to service providers through a turnkey operation or licensed spectrum lease, First Avenue’s fixed wireless services are cost and capital effective, quickly provisioned and easily scaled to meet growing capacity demands without complexity. First Avenue Networks holds almost 600 MHz of spectrum at 24 GHz and 39 GHz in the top 75 U.S. markets, covering virtually the entire United States. For more information, please visit the company’s web site at <http://www.firstavenet.com/> or call (434) 220-4988.

The above information includes forward-looking statements regarding the benefits of the announced acquisition, securities trading and the provision of services by the Company and other opportunities in the Company’s marketplace. These statements are not guarantees of future performance. Known and unknown risks, uncertainties, and other factors, including without limitation, the risk that the Company will not obtain the expected benefits of the acquisition, the risk that the Company will be adversely affected by consummating the acquisition, capital constraints, changes to or failure to execute the Company’s strategy and business plan, non-renewal or revocation of FCC licenses, variable customer demand, technological risks, ability to manage growth, competition and government regulation and other risks may cause actual results to differ materially from the future results implied or expressed in the forward-looking statements. Many of these risks and uncertainties are further discussed in our most recent filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2003. The Company does not undertake to and expressly disclaims any obligation to update or revise its forward-looking statement publicly to reflect any change in these forward-looking statements, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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